Exhibit 99.1
Purchase agreement

THIS AGREEMENT made as of April 11, 2011

BETWEEN:

(“Seller”)

SOUTH PACIFIC CONNECTION LIMITED (James Das) a business person at address PO Box 2802 Boroko, National Capital District, Papua New Guinea

AND

(“Purchaser”)

Daulton Capital Corp. a corporation incorporated under the laws of Nevada and having the head office at 3960 Howard Hughes Parkway, Suite 500, Las Vegas, Nevada, 89169

WHERE AS:

South Pacific Connection ( James Das) is recorded as the beneficial owner of the mining claim ELA 1857 located Papua New Guinea.

Whereas the Seller is the holder of a 100% interest ELA 1857 mineral claims covering property located in Papua New Guinea (the “Property”)

Whereas Daulton Capital Corp  wishes to acquire the right to explore the Property and wishes to acquire working interest in 80% interest in the ELA 1857 Claims.

Purchase Terms

1.0	South Pacific Connection Limited (James Das) hereby sells a working interest to Daulton Capital Corp. to acquire 80% working interest in the ELA 1857 licensed claim block in Papua New Guinea.

2.0	In Order to keep the working interest in good standing the purchaser must.

a)	Pay to South Pacific Connection (James Das) a total of 35,000.00 on signing and a total of 2,500,000 shares of Daulton Capital Corp Stock as outlined in 2.0 (c):

b)	Incur total capital expenditures of 3,400,000.00usd over the next 5 years.

a) $150,000, no later than Sept 11th, 2011

b) $250,000, no later than Sept 11th, 2012

c) $ 500,000, no later than Sept 11th, 2013

d) $1,000,000 no later than Sept 11th, 2014

e) $1,500,000 no later than Sept 11th 2015

c) issue and deliver to South Pacific a total 2,500,000 million shares:

a) 500,000 common shares to the seller on or before September 11th, 2011

b) an additional 500,000 common shares to the seller on or before September 11th, 2012

c) an additional 500,000 common shares to the seller on or before September 11th, 2013

d) an additional 500,000 common shares to the seller on or before September 11th, 2014

e) an additional 500,000 common shares to the seller on or before September 11th, 2015

3.0	All of the Payment Expenditures or share obligations herein may be accelerated at the purchaser’s option.

ARTICLE 1
REPRESENTATIONS, WARRANTIES, AND INDEMNITIES

(a)
the ELA 1857  Claims have been validly issued and are in good standing, and all Government Payments required on or before the Effective Date to keep the ELA 1857  Claims in full force and effect have been timely and properly made;

(b)
the Seller is the legal and beneficial owner of a 100% interest in the mineral rights to the ELA 1857 Claims free and clear of all liens, charges, encumbrances, royalties, agreements, underlying interests and conflicting rights or claims of whatsoever nature, other than taxes or royalties that may become payable to a governmental authority in the Province of British Columbia if the ELA 1857 Claims are put into production;

(c)
the ELA 1857 Claims have been validly staked, located, recorded and properly acquired by the Seller in accordance with all applicable laws and regulations of Papua New Guinea and any other regulatory authority having jurisdiction over the ELA 1857 Claims;

(d)
except as provided for by operation of this Agreement, no person, firm, corporation or other entity of any kind whatsoever has any form of right to explore, develop, mine or otherwise exploit minerals from the ELA 1857  Claims or the Property;

(e)
except as provided for by this Agreement, there are no outstanding agreements or options of any kind whatsoever to acquire or purchase the ELA 1857 Claims or any interest of any kind whatsoever in the ELA 1857 Claims, and no person has any royalty or other interest of any kind whatsoever in the ELA 1857 Claims, other than taxes or royalties that may become payable to a governmental authority in the Papua New Guinea if the ELA 1857 Claims are put into production;

(f)	no third party consent or approval is required to be obtained by the Seller to allow it to enter into and perform obligations under this Agreement;

(g)
the Seller has delivered or made available to DAULTON CAPITAL CORP. copies of all material reports, data, and information within the Seller’s possession which concern the ELA 1857  Claims or the Property, provided, however, the Seller shall be deemed not to warrant the completeness or accuracy of any such data or interpretations;

(h)	the Seller has exclusive possession of the ELA 1857 Claims;

(i)
the Seller is unaware of any material facts or circumstances which have not been disclosed, which should be disclosed to DAULTON CAPITAL CORP. in order to prevent the representations in this Agreement from being materially misleading;

(j)
neither the Seller, nor, to the best of the Seller’s knowledge, any of the Seller’s predecessors in title has done anything or omitted to do anything whereby the ELA 1857  Claims or the Property may become subject to any liens, charges, encumbrances, royalties, agreements, underlying interests and conflicting rights or claims;

(k)
there are no adverse claims or challenges of any kind whatsoever, including without limitation, claims or challenges by native or aboriginal peoples or other third parties, against or to the ownership of, or title to, the ELA 1857  Claims nor is there any basis therefor;

(l)
the Seller has no knowledge of anything with respect to the current or former ownership or usage of the ELA 1857  Claims or the Property whereby any litigation affecting the Seller’s interest or use of the ELA 1857  Claims or the Property may be commenced; and

(m)
there are no material actions, claims, investigations or proceedings, judicial or otherwise, pending, or to the knowledge of the Seller threatened, against or relating to the Seller, the ELA 1857  Claims or the Property which relate to or could adversely affect the Seller’s interest in the ELA 1857 Claims.

(n)	the Seller has exclusive possession of the ELA 1857Claims;

(o)
the Seller is unaware of any material facts or circumstances which have not been disclosed, which should be disclosed to DAULTON CAPITAL CORP. in order to prevent the representations in this Agreement from being materially misleading;

(p)
neither the Seller, nor, to the best of the Seller’s knowledge, any of the Seller’s predecessors in title has done anything or omitted to do anything whereby the ELA 1857Claims or the Property may become subject to any liens, charges, encumbrances, royalties, agreements, underlying interests and conflicting rights or claims;

(q)
there are no adverse claims or challenges of any kind whatsoever, including without limitation, claims or challenges by native or aboriginal peoples or other third parties, against or to the ownership of, or title to, the ELA 1857Claims nor is there any basis therefor;

(r)
the Seller has no knowledge of anything with respect to the current or former ownership or usage of the ELA 1857Claims or the Property whereby any litigation affecting the Seller’s interest or use of the ELA 1857Claims or the Property may be commenced; and

(s)
there are no material actions, claims, investigations or proceedings, judicial or otherwise, pending, or to the knowledge of the Seller threatened, against or relating to the Seller, the ELA 1857Claims or the Property which relate to or could adversely affect the Seller’s interest in the ELA 1857Claims

ARTICLE 2
GENERAL

2.1            Implied Covenants.  There are no implied covenants contained in this Agreement, other than those of good faith and fair dealing.

2.2            Unavoidable Delays.  If either Party is prevented or delayed in complying with any provisions or satisfying any condition of this Agreement by reason of events beyond its control, including fire, land closures, the exigencies of nature, unfavorable weather or ground conditions, the action, inaction or refusal of any governmental agency to grant any authorization, approval, permit or consent to conduct exploration or other operations, or unusual delay in the processing or granting of such authorization, approval, permit or consent, environmental restrictions or approvals, and acts of God such Party may give notice to the other Party of the event, and upon notice all times herein provided for shall be extended by the period necessary to cure any such event and the Party affected shall use all reasonable means to do so promptly.

2.3            Confidentiality.  The terms and conditions of this Agreement and all data and information coming into the possession of a Party by virtue of this Agreement with respect to the business or operations of the other Party, the ELA 1857 Claims or the Property generally, shall be kept confidential and shall not be disclosed to any person not a Party hereto without the prior written consent of the other Party, except:

(a)	as required by law, rule, regulation or policy of any stock exchange or securities commission having jurisdiction over a Party;

(b)	as may be required by a Party in the prosecution or defence of a lawsuit or other legal or administrative proceedings;

(c)	as required by a financial institution in connection with a request for financing related in whole or in part by the Party's interest in the Property; or

(d)	to a prospective assignee of a Party's interest in the Property;

and the Party making such required disclosure shall at least 24 hours prior thereto deliver a copy thereof to the other Party unless the Party is required by law to disclose the information earlier.  Notwithstanding the foregoing, any Party may at any time and without the consent of the other share all or any of such data and information with a consultant provided that such consultant shall agree to preserve the confidential nature of such data and information.  Additionally, each Party shall consult with and obtain the written consent of the other Party, which shall not be unreasonably withheld, prior to making or issuing any public announcement, press release or other pubic disclosure with respect to this Agreement.

2.4            Notices.  Any notice required to be given or delivery of documents required to be made under this Agreement shall be in writing and shall be deemed to be well and sufficiently given if delivered, or if mailed, by registered mail, or sent by telecopy, to the Parties at their addresses as follows:

If to Purchaser:	DaultonCapital Corp.
3960 Howard Hughes Parkway,
Suite 500, Las Vegas, Nevada,
89169
Attention:                      Terry Fields
Phone No.:                      310 600 8757
E-mail:    terryfields7@aol.com

If to the Seller:	South Pacific Connection Limited
Attention: James Das
Phone No.: 604 3651738
E-mail::

Any notice given as provided in this Section shall be deemed to have been given, if delivered, when delivered, or, if mailed, on the third business day after the date of mailing, or if telecopied, on the first business day after the date of telecopying; provided that if mailed there be, between the time of mailing and the actual receipt of the notice a mail strike, slowdown or other labour dispute which might affect the delivery of such notice, then such notice shall only be effective if actually delivered or if telecopied.

2.5            Applicable Law.  This Agreement shall be construed in accordance with the laws of the Province  of British Columbia.

2.6            Term.  Unless earlier terminated in accordance with the provisions of this Agreement, this Agreement shall remain in full force and effect for so long as both Parties have any right, title or interest in the Property.  Termination of the Agreement shall not, however, relieve any Party from any obligations theretofore accrued but unsatisfied, nor from its obligations with respect to rehabilitation of the Property and reclamation.

2.7            Assignment.  Either Party may assign or otherwise transfer its interest under this Agreement or in the Property to an Affiliate without consent, and the rights of either Party in the Property following exercise of the Option are freely assignable without consent.  Except as provided in the foregoing sentence, neither Party shall transfer, assign or dispose of all or any part of its rights under this Agreement or in the ELA 1857 Claims or Property without the prior written consent of the other Party, such consent not to be unreasonably withheld.

2.8            Successors and Assigns.  This Agreement shall inure to the benefit of and be binding upon the Parties hereto, their respective successors and permitted assigns.

2.9            Entire Agreement.  This Agreement and the documents to be executed hereunder constitute the entire agreement between the Parties pertaining to the subject matter hereof and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the Parties pertaining to the subject matter hereof.

2.10          Counterpart and Facsimile Signature.  This Agreement may be executed in several counterparts and evidenced by a facsimile copy of an original execution page bearing the signature of each party hereto, each of which when so executed shall be deemed to be an original, and such counterparts or facsimile copies thereof together shall comprise one and the same instrument and, notwithstanding their date of execution, shall be deemed to bear the date as of the date above written.

2.11          Further Acts.  The Parties shall at all times do such further acts and execute and deliver all further documents as may be reasonably required in order to fully perform and carry out the terms of this Agreement.

2.12          Severability.  If any provisions of this Agreement shall be held to be invalid or unenforceable, such invalidity or unenforceability shall attach only to such provisions and shall not in any manner affect or render invalid or unenforceable any other provision of this Agreement

IN WITNESS WHEREOF the Parties hereto have caused this Agreement to be duly executed by their authorized signatories hereunto duly authorized all as of the day and year first above written.

South Pacific Connection Limited		Daulton Capital Corporation

By:	/s/ James Das	By:	/s/ Terry Fields
Name:	James Das	Name:	Terry Fields
Title:		Title:	Chief Executive Officer

Date:	April 11, 2011	Date:	April 18, 2011

Witness		Witness